Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Reports Third Quarter Earnings
MEMPHIS, Tenn., March 21, 2007 — FedEx Corp. (NYSE: FDX) today reported earnings of $1.35 per diluted share for the third quarter ended February 28, compared to $1.38 per diluted share a year ago. Third quarter results were negatively impacted by a slowing economic environment, lower fuel surcharges and severe winter storms, with the storm impact estimated to be $0.06 per diluted share. Results for the quarter also include an $0.08 per diluted share benefit from a reduction in the company’s effective tax rate.
FedEx Corp. reported the following consolidated results for the third quarter:
•	Revenue of $8.59 billion, up 7% from $8.00 billion the previous year

•	Operating income of $641 million, down 10% from $713 million a year ago

•	Operating margin of 7.5%, down from last year’s 8.9%

•	Net income of $420 million, down 2% from $428 million a year ago
Total combined average daily package volume at FedEx Express and FedEx Ground grew 4% year over year for the quarter, led by ground and international express package growth.
“The U.S. economy grew at a lower rate than we expected in the third quarter, and we saw continued adjustments in the automotive and housing markets. I believe, however, this represents a healthy transition for the economy as it phases into a more sustainable growth rate,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “FedEx is in excellent position to take full advantage of global economic-growth trends and deliver overall outstanding financial results in the long run.”

Outlook
For the fourth quarter, earnings are expected to be $1.93 to $2.08 per diluted share, while earnings for the full year are expected to be $6.45 to $6.60 per diluted share. Excluding the net impact of the costs associated with the new pilot labor contract, the updated guidance for fiscal 2007 is $6.70 to $6.85 per diluted share, an increase of 12% to 15% year over year excluding the impact of last year’s non-cash lease accounting charge. The capital spending forecast for fiscal 2007 is $3.0 billion.
“Long-term we continue to maintain our goal of 10% to 15% annual earnings per share growth,” said Alan B. Graf, Jr., executive vice president and chief financial officer. “However, FedEx earnings growth in our upcoming fiscal 2008, excluding the 2007 net impact of the new pilot contract, may be below our long-term earnings target due to slower economic growth and planned investments in our businesses. Regardless, we remain highly focused on improving margins, cash flow and returns and are confident that we can achieve our long-term earnings goals once economic conditions improve.”
FedEx Express Segment
For the third quarter, the FedEx Express segment reported:
•	Revenue of $5.52 billion, up 3% from last year’s $5.34 billion

•	Operating income of $391 million, down 12% from $446 million a year ago

•	Operating margin of 7.1%, down from 8.4% the previous year
FedEx International Priority (IP) revenue grew 7% for the quarter, as IP revenue per package grew 4%, primarily due to favorable exchange rates, an increase in package weights and a higher rate per pound, offset by lower fuel surcharge. IP average daily package volume grew 3%. U.S. domestic revenue per package increased slightly, as increases in rate per pound were offset by lower fuel surcharge and changes in product mix. U.S. domestic average daily package volume declined 2%.
Operating margin declined primarily due to lower revenue growth, the timing impact of fuel surcharges and severe winter weather. Last year’s third quarter benefited from the timing lag that exists between when the company purchases fuel and when indexed fuel surcharges automatically adjust. December 2005 fuel surcharges were set during the period fuel prices had spiked following Hurricane Katrina.

During the quarter, FedEx completed the acquisitions of ANC Holdings Ltd., a United Kingdom domestic express transportation company, and Prakash Air Freight Pvt. Ltd., its Indian express service company. Neither acquisition materially affected segment financial results for the quarter. However, the increase in purchased transportation was primarily driven by these acquisitions. FedEx Express also completed the acquisition of the express business of China’s DTW Group on March 1 and will initiate a China domestic express service beginning in May 2007. These strategic investments will expand the company’s global service offerings and deliver additional value to shareowners.
FedEx Ground Segment
For the third quarter, the FedEx Ground segment reported:
•	Revenue of $1.52 billion up 12% from last year’s $1.36 billion

•	Operating income of $196 million, up 5% from $187 million a year ago

•	Operating margin of 12.9%, down from 13.7% the previous year
FedEx Ground average daily package volume grew 9% year over year in the third quarter due to increased commercial business and the continued strong growth in the FedEx Home Delivery service. Yield improved 2% primarily due to the impact of general rate increases and extra service revenues.
Operating margin was lower due to the timing impact of fuel surcharges, increased purchased transportation costs, severe winter weather and higher expenses associated with network expansion, which more than offset improved results at FedEx SmartPost.
FedEx Freight Segment
For the third quarter, the FedEx Freight segment reported:
•	Revenue of $1.10 billion, up 30% from last year’s $848 million

•	Operating income of $50 million, down 32% from $73 million a year ago

•	Operating margin of 4.5%, down from 8.6% the previous year
Less-than-truckload (LTL) shipments increased 20% year over year due to the Watkins acquisition (now rebranded as FedEx National LTL). Excluding FedEx National LTL, average daily LTL shipments at FedEx Freight regional were down slightly year over year. LTL yield improved 12% year over year reflecting higher yields from longer-haul FedEx National LTL shipments and higher rates.

Operating margin declined during the quarter primarily due to operating losses at FedEx National LTL, which resulted from softening volumes and ongoing investments to re-engineer its network. Severe winter weather also impacted operating income and margin.
FedEx Kinko’s Segment
For the third quarter, the FedEx Kinko’s segment reported:
•	Revenue of $485 million, down 3% from last year’s $501 million

•	Operating income of $4 million, down 43% from $7 million a year ago

•	Operating margin of 0.8%, down from 1.4% the previous year
The FedEx Kinko’s revenue decrease for the quarter was primarily due to declines in copy product revenues, which more than offset higher package acceptance fees paid by FedEx Express and FedEx Ground. Operating margin was negatively impacted by the copy product revenue decline, network expansion costs and higher employee development and training costs.
FedEx Kinko’s continues a company-wide effort to refocus resources on core business priorities, including a multi-year network expansion using a lower-cost model. In the first nine months of the fiscal year, the company opened 150 centers and plans for a total of approximately 200 new locations by the end of FY07. In addition, FedEx Kinko’s launched Print Online in October and is excited about the future prospects of this new Web-based, print-on-demand application.
Tax Rate
The company’s effective tax rate was reduced to 33.2% for the third quarter and to 36.7% year to date. The rate reduction was primarily attributable to the conclusion of various state and federal audits and appeals. The company’s fourth quarter effective tax rate is expected to be approximately 39% due to tax charges we expect to incur as a result of a reorganization in Asia associated with the company’s acquisition in China. The company’s effective tax rate for all of 2007 is expected to be approximately 37.5%.

Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $35 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 275,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter FY2007 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 21, are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the net impact of the costs associated with the new pilot labor contract from this year’s guidance and the impact of the non-cash lease accounting charge from last year’s results will allow more accurate comparisons to prior periods of our operating performance in fiscal 2007. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

			Earnings
	FY07 Diluted	FY06	Growth,
	EPS Guidance	Diluted EPS	FY07 vs. FY06
Non-GAAP measures	$6.70 – $6.85	$5.98	12% – 15%
Impact of new pilot contract, net of variable compensation and income taxes	(0.25) – (0.25)
Lease accounting charge, net of variable compensation and income taxes		(0.15)

GAAP measures	$6.45 – $6.60	$5.83	11% – 13%

FEDEX CORP. FINANCIAL HIGHLIGHTS
Third Quarter Fiscal 2007
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2007	2006	%	2007	2006	%
Revenue:
FedEx Express segment	$5,523	$5,340	3%	$16,856	$15,832	6%
FedEx Ground segment	1,523	1,363	12%	4,460	3,889	15%
FedEx Freight segment	1,101	848	30%	3,339	2,672	25%
FedEx Kinko’s segment	485	501	(3%)	1,508	1,546	(2%)
Other & eliminations	(40)	(49)	NM	(100)	(139)	NM

Total Revenue	8,592	8,003	7%	26,063	23,800	10%
Operating Expenses:
Salaries and employee benefits	3,414	3,162	8%	10,225	9,305	10%
Purchased transportation	1,009	814	24%	2,901	2,397	21%
Rentals and landing fees	598	577	4%	1,752	1,826	(4%)
Depreciation and amortization	449	391	15%	1,278	1,147	11%
Fuel	829	774	7%	2,630	2,393	10%
Maintenance and repairs	484	427	13%	1,491	1,340	11%
Other	1,168	1,145	2%	3,522	3,305	7%

Total Operating Expenses	7,951	7,290	9%	23,799	21,713	10%
Operating Income:
FedEx Express segment	391	446	(12%)	1,360	1,207	13%
FedEx Ground segment	196	187	5%	544	498	9%
FedEx Freight segment	50	73	(32%)	338	343	(1%)
FedEx Kinko’s segment	4	7	(43%)	22	39	(44%)
Other & eliminations	—	—	NM	—	—	NM

Total Operating Income	641	713	(10%)	2,264	2,087	8%
Other Income (Expense):
Interest, net	(11)	(28)	(61%)	(37)	(82)	(55%)
Other, net	(1)	(2)	(50%)	(5)	(13)	(62%)

Total Other Income (Expense)	(12)	(30)	(60%)	(42)	(95)	(56%)
Pretax Income	629	683	(8%)	2,222	1,992	12%
Provision for Income Taxes	209	255	(18%)	816	754	8%

Net Income	$420	$428	(2%)	$1,406	$1,238	14%

Diluted Earnings Per Share	$1.35	$1.38	(2%)	$4.52	$4.01	13%

Weighted Average Common and Common Equivalent Shares	311	310	0%	311	309	1%
Capital Expenditures	$653	$530	23%	$2,112	$1,856	14%
Average Full-Time Equivalents (000s)	242	223	9%	237	221	7%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Third Quarter Fiscal 2007
(In millions)

	Feb. 28, 2007
	(Unaudited)	May 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,770	$1,937
Other current assets	4,997	4,527

Total Current Assets	6,767	6,464
Net Property and Equipment	12,169	10,770
Other Long-Term Assets	6,037	5,456

	$24,973	$22,690

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Current portion of long-term debt	$1,259	$850
Other current liabilities	4,511	4,623

Total Current Liabilities	5,770	5,473
Long-Term Debt, Less Current Portion	2,005	1,592
Other Long-Term Liabilities	4,188	4,114
Total Common Stockholders’ Investment	13,010	11,511

	$24,973	$22,690

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Third Quarter Fiscal 2007
(In millions)
(Unaudited)

	Nine Months Ended
	February 28
	2007	2006
Operating Activities:
Net income	$1,406	$1,238
Noncash charges:
Depreciation and amortization	1,278	1,145
Other, net	110	243
Changes in operating assets and liabilities, net	(690)	(407)

Net cash provided by operating activities	2,104	2,219
Investing Activities:
Capital expenditures	(2,112)	(1,856)
Business acquisitions, net of cash acquired	(991)	—
Proceeds from asset dispositions and other	35	44

Net cash used in investing activities	(3,068)	(1,812)
Financing Activities:
Proceeds from debt issuances	1,054	—
Dividends paid	(83)	(73)
Other, net	(174)	(252)

Net cash provided by (used in) financing activities	797	(325)

Net (decrease) increase in cash and cash equivalents	(167)	82
Cash and cash equivalents at beginning of period	1,937	1,039

Cash and cash equivalents at end of period	$1,770	$1,121

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
FINANCIAL HIGHLIGHTS	2007	2006	%	2007	2006	%
Revenue	$5,523	$5,340	3%	$16,856	$15,832	6%
Operating Expenses:
Salaries and employee benefits	2,043	2,019	1%	6,161	5,949	4%
Purchased transportation	300	238	26%	832	715	16%
Rentals and landing fees	411	408	1%	1,201	1,300	(8%)
Depreciation and amortization	216	203	6%	629	599	5%
Fuel	691	666	4%	2,205	2,054	7%
Maintenance and repairs	357	320	12%	1,120	1,020	10%
Intercompany charges	503	386	30%	1,539	1,127	37%
Other	611	654	(7%)	1,809	1,861	(3%)

Total Operating Expenses	5,132	4,894	5%	15,496	14,625	6%

Operating Income	$391	$446	(12%)	$1,360	$1,207	13%

Operating Margin	7.1%	8.4%		8.1%	7.6%
OPERATING STATISTICS
Operating Weekdays	62	62	—	190	190	—
AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,191	1,225	(3%)	1,180	1,205	(2%)
U.S. Overnight Envelope	699	711	(2%)	701	708	(1%)
U.S. Deferred	965	965	—	904	916	(1%)

Total U.S. Domestic Package	2,855	2,901	(2%)	2,785	2,829	(2%)
International Priority[1]	490	474	3%	486	463	5%

Total Average Daily Packages	3,345	3,375	(1%)	3,271	3,292	(1%)

Average Daily Freight Pounds (000s):
U.S.	9,785	9,619	2%	9,688	9,343	4%
International Priority Freight[1]	1,845	1,620	14%	1,866	1,585	18%
International ATA/IXF	1,715	2,177	(21%)	1,855	2,165	(14%)

Total Avg Daily Freight Pounds	13,345	13,416	(1%)	13,409	13,093	2%

YIELD
Revenue Per Package:
U.S. Overnight Box	$21.29	$21.03	1%	$21.68	$20.80	4%
U.S. Overnight Envelope	11.01	11.01	—	11.09	10.81	3%
U.S. Deferred	12.37	12.54	(1%)	12.58	12.29	2%

Total U.S. Domestic Package	15.76	15.75	0%	16.06	15.55	3%
International Priority[1]	52.52	50.62	4%	53.73	51.03	5%

Composite Package Yield	$21.14	$20.65	2%	$21.65	$20.54	5%

Revenue Per Freight Pound:
U.S.	$0.97	$0.96	1%	$0.99	$0.93	6%
International Priority Freight[1]	2.20	2.01	9%	2.18	1.96	11%
International ATA/IXF	0.85	0.80	6%	0.85	0.80	6%

Composite Freight Yield	$1.12	$1.06	6%	$1.13	$1.03	10%

Average Full-Time Equivalents (000s)	125	126	(1%)	122	125	(2%)

1 —	Certain statistics previously included within International Priority (IP) package statistics in the table above that were IP freight shipments have been reclassed to International Priority Freight statistics to more precisely present the nature of the services provided.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS
Revenue	$1,523	$1,363	12%	$4,460	$3,889	15%
Operating Expenses:
Salaries and employee benefits	251	237	6%	748	688	9%
Purchased transportation	597	517	15%	1,742	1,489	17%
Rentals	45	35	29%	125	102	23%
Depreciation and amortization	71	58	22%	197	161	22%
Fuel	26	21	24%	85	66	29%
Maintenance and repairs	35	29	21%	98	86	14%
Intercompany charges	141	135	4%	424	384	10%
Other	161	144	12%	497	415	20%

Total Operating Expenses	1,327	1,176	13%	3,916	3,391	15%

Operating Income	$196	$187	5%	$544	$498	9%

Operating Margin	12.9%	13.7%		12.2%	12.8%
OPERATING STATISTICS
Operating Weekdays	62	62	—	190	190	—
Average Daily Package Volume[1] (000s)	3,216	2,944	9%	3,125	2,788	12%
Yield (Revenue Per Package)[1]	$7.26	$7.10	2%	$7.14	$6.97	2%
1 — Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS
Revenue	$1,101	$848	30%	$3,339	$2,672	25%
Operating Expenses:
Salaries and employee benefits	569	449	27%	1,645	1,330	24%
Purchased transportation	117	68	72%	340	221	54%
Rentals and landing fees	30	23	30%	83	72	15%
Depreciation and amortization	55	29	90%	138	88	57%
Fuel	111	87	28%	339	273	24%
Maintenance and repairs	42	30	40%	119	88	35%
Intercompany charges	15	9	67%	45	27	67%
Other	112	80	40%	292	230	27%

Total Operating Expenses	1,051	775	36%	3,001	2,329	29%

Operating Income	$50	$73	(32%)	$338	$343	(1%)

Operating Margin	4.5%	8.6%		10.1%	12.8%
OPERATING STATISTICS
LTL Operating Weekdays	62	62	—	189	189	—
LTL Shipments Per Day (000s)	77	64	20%	77	66	17%
Weight Per LTL Shipment (lbs)	1,129	1,141	(1%)	1,128	1,145	(1%)
LTL Revenue/CWT	$18.68	$16.74	12%	$18.45	$16.70	10%
The results of operations for FedEx National LTL are included in our consolidated results from the date of acquisition on September 3, 2006.

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS
Third Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS
Revenue	$485	$501	(3%)	$1,508	$1,546	(2%)
Operating Expenses:
Salaries and employee benefits	186	185	1%	575	561	2%
Rentals	92	94	(2%)	282	295	(4%)
Depreciation and amortization	35	35	—	104	108	(4%)
Maintenance and repairs	17	18	(6%)	49	55	(11%)
Intercompany charges	13	8	63%	40	18	NM
Other operating expenses:
Supplies, including paper and toner	63	67	(6%)	196	204	(4%)
Other	75	87	(14%)	240	266	(10%)

Total Operating Expenses	481	494	(3%)	1,486	1,507	(1%)

Operating Income	$4	$7	(43%)	$22	$39	(44%)

Operating Margin	0.8%	1.4%		1.5%	2.5%